SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

DSM Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)
I am calling on a recorded line regarding your current investment with the DSM Funds. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for August 4, 2016.

Have you received the information?
(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?
(Pause For Response)
(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the DSM Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).
 For confirmation purposes:
●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)
Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on this confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 7-21-16

DSM Funds Level I Machine Script

Hello.

I am calling on behalf of your investment with the DSM Funds.

The Special Meeting of shareholders is scheduled to take place on August 4, 2016.  All shareholders are being asked to consider and vote on an important matter.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-249-7148 Monday through Friday between the hours of 9:00am and 11:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

MUTUAL FUND PROXY FACT SHEET FOR:
DSM FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JUNE 15, 2016	US BANCORP FUND SERVICES, LLC
Mail Date	JULY 11, 2016	2020 E. FINANCIAL WAY, SUITE 100
Meeting Date	AUGUST 4, 2016 @ 9:00 AM PDT	GLENDORA, CALIFORNIA 91741
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 4	Inbound Line	1-800-249-7148
Cusip Number	SEE PAGE 4	Website	www.dsmfunds.com

What are shareholders being asked to vote on?
DSM GLOBAL GROWTH FUND
DSM GLOBAL GROWTH & INCOME FUND
1.
To approve an Agreement and Plan of Reorganization (the “Plan”) between the DSM Fund, a series of the PMP Trust, and the Touchstone Global Growth Fund (the “Acquiring Fund”), a series of Touchstone Strategic Trust

BOARD OF TRUSTEES RECOMMENDATION – FOR
DSM LARGE CAP GROWTH FUND
1.
To approve an Agreement and Plan of Reorganization (the “Plan”) between the DSM Fund, a series of the PMP Trust, and the Touchstone Large Company Growth Fund (the “Acquiring Fund”), a series of Touchstone Strategic Trust

BOARD OF TRUSTEES RECOMMENDATION – FOR

ALL FUNDS
Why are shareholders being asked to approve an Agreement and Plan of Reorganization?
DSM, the current investment advisor to the DSM Funds, entered into an agreement to sell its mutual fund asset management business to Touchstone Advisors, Inc., investment advisor to the Touchstone family of mutual funds. By approving the reorganization of the DSM Funds into the Acquiring Fund, shareholders of the DSM Funds will have the opportunity to continue their investment in a newly created fund that will be sub-advised by DSM. In addition, shareholders of each DSM Fund would gain access to the Touchstone family of mutual funds, a larger and more diverse family of mutual funds managed by Touchstone Advisors, a registered investment advisor since 1994 with approximately $15.8 billion in assets under management as of March 31, 2016 that offers a broad range of equity, fixed-income, alternative and other investment options.
Can you provide me with additional information on the transaction?
On May 25, 2016, DSM Capital Partners, LLC entered into an agreement to sell its mutual fund asset management business to Touchstone Advisors, Inc., an indirect, wholly-owned subsidiary of the Western-Southern Mutual Holding Company. The closing of the Transaction is conditioned on, among other things, the appointment of DSM as sub-advisor to the Acquiring Fund and the Touchstone Large Company Growth Fund, and the completion of the Reorganization of the DSM Large Cap Growth Fund with and into the Touchstone Large Company Growth Fund.

FOR INTERNAL DISTRIBUTION ONLY	Page 1

What will happen to my existing shares?
Immediately after the Reorganizations, you will own shares of the Acquiring Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the DSM Fund that you hold immediately prior to the closing of the Reorganization (although the number of shares and the net asset value per share may be different).
Reasons to approve the Reorganization:
For the reasons set forth below, the PMP Trust Board believes that the proposed Reorganization is in the best interests of both the DSM Fund and its shareholders, and that the interests of the DSM Fund’s shareholders will not be diluted as a result of the Reorganization. In reaching that conclusion, the PMP Trust Board considered, among other things:
•	the reputation, financial strength and resources of Touchstone Advisors and its parent company, the Western-Southern Mutual Holding Company;
•	that the Acquiring Fund will be managed by DSM, as sub-advisor, and the same portfolio manager will be responsible for day-to-day management of the portfolio;
•
that DSM Fund shareholders will receive the same aggregate dollar value in Institutional Class shares of the Acquiring Fund as their DSM Fund shares immediately prior to the Reorganization and would not have any dilution in their interests;

•	that the advisory fees charged by the Acquiring Fund are the same at current asset levels and lower at higher asset levels than the advisory fees charged by the DSM Fund;
•
that Touchstone Advisors has agreed to a one-year contractual expense limitation that will limit the total annual fund operating expenses of the Acquiring Fund to an amount that is lower than the expense limitation in place for the DSM Fund;

•	Touchstone Advisors’ distribution capabilities, which may contribute to increased asset levels and potentially economies of scale;
•	that DSM and Touchstone Advisors or their affiliates will pay all expenses of the Funds in connection with the Reorganizations;
•	that the Reorganization is intended to be a tax-free reorganization for federal income tax purposes;
•	alternatives to the Reorganization for the DSM Fund, including the potential liquidation of the DSM Fund.
Will fees and expenses increase as a result of the Reorganization?
The management fee rates of the DSM Fund and the Acquiring Fund are the same at current asset levels. However, the advisory fee schedule for the Acquiring Fund has breakpoints and will result in lower advisory fees if the Acquiring Fund’s assets increase above the breakpoint levels. With respect to other operating expenses, the fee and expense structure of the Acquiring Fund will apply following the Reorganization. For a period of one year following the closing of the Reorganization, Touchstone Advisors has contractually agreed to waive a portion of its fees and reimburse certain expenses in order to limit annual fund operating expenses for the Institutional Class shares of the Acquiring Fund at a level that is lower than the current expense limitation applicable to Institutional Class shares of the DSM Fund.

FOR INTERNAL DISTRIBUTION ONLY	Page 2

Institutional Class shares of the DSM Fund and the Acquiring Fund are not subject to any 12b-1 fees or sales charges. However, shareholders of the DSM Fund are subject to a 1% redemption fee for shares sold within 30 days of purchase, while the Acquiring Fund imposes a wire redemption fee of up to $15.
Will the principal investment objectives and strategies of my fund change as a result of the Reorganization?
DSM GLOBAL GROWTH FUND
The Acquiring Fund and the DSM Global Growth Fund have the same investment objective and similar principal investment strategies. Each Fund’s investment objective is to seek capital appreciation. Each Fund invests primarily in equity securities of global issuers.
DSM GLOBAL GROWTH & INCOME FUND
The Acquiring Fund and the DSM Global Growth & Income Fund have similar but distinct investment objectives and principal investment strategies as the Acquiring Fund does not list the pursuit of current income as part of its objective, as DSM Global Growth & Income Fund does. In particular, the DSM Global Growth & Income Fund seeks current income in addition to capital appreciation as its investment goal, whereas the Acquiring Fund’s investment goal is to seek capital appreciation without regard to current income. The Acquiring Fund and DSM Global Growth & Income Fund have similar principal investment strategies, except the DSM Global Growth & Income Fund generally has a more concentrated portfolio than the Acquiring Fund is expected to have. While each Fund invests primarily in equity securities of global issuers, the DSM Global Growth & Income Fund typically holds approximately 25 to 35 securities whereas the Acquiring Fund is expected to hold 35 to 55 securities.
Additionally, the Acquiring Fund has a policy of investing at least 40% of its assets in foreign issuers, while the DSM Funds have a policy of investing at least 30% of assets in foreign issuers.
DSM LARGE CAP GROWTH FUND
The Funds have the same investment objective and substantially the same principal investment strategies.
Will the people who handle the day-to-day management of my fund change as a result of the Reorganization?
Touchstone Advisors will serve as the investment advisor to the Acquiring Fund. DSM, the current investment advisor to the DSM Funds, will serve as the investment sub-advisor to the Acquiring Fund, and Daniel Strickberger, the current portfolio manager of the DSM Fund, will serve as the portfolio manager of the Acquiring Fund and be responsible for day-to-day management of the portfolio.
When is the Reorganization expected to be completed?
The Reorganization is expected to be completed on or about August 15, 2016 or as soon as practicable thereafter.
Will I be charged any sales load, commission, or other similar fees in connection with the Reorganization?
No, you will not pay any sales load, commission, or other similar fee in connection with the shares you will receive in the Reorganization.
Who will pay the costs of the Reorganization?
Touchstone Advisors and DSM or their affiliates will pay the costs of the Reorganization, including the costs relating to the Meeting and the Proxy Statement/Prospectus.

FOR INTERNAL DISTRIBUTION ONLY	Page 3

What will happen if shareholders do not approve the Reorganization?
If the shareholders of the DSM Fund do not approve the Reorganization or other closing conditions are not satisfied or waived, the Reorganization will not be completed and the PMP Trust Board will consider other possible courses of action for the DSM Fund, including continuing to operate the DSM Fund as a stand-alone fund, reorganizing the DSM Fund into another mutual fund, or liquidating the DSM Fund.
What are the anticipated U.S. Federal Income Tax consequences of the Reorganization?
You are not expected to recognize any gain or loss for federal income tax purposes as a direct result of the exchange of your shares of the DSM Fund for shares of the Acquiring Fund in the Reorganization. The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1

FUND	CUSIP	TICKER
DSM Global Growth Fund	74316J672	DSMGX
DSM Global Growth & Income Fund	74316J383	DSMYX
DSM Large Cap Growth Fund	742935133	DSMLX

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:
DSM GLOBAL GROWTH FUND & DSM GLOBAL GROWTH & INCOME FUND:
www.proxyonline.com/docs/TouchstoneDSMGlobal.pdf

DSM LARGE CAP GROWTH FUND:
www.proxyonline.com/docs/TouchstoneDSMLC.pdf

FOR INTERNAL DISTRIBUTION ONLY	Page 4